      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1998

                                                     REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                         -----------------------------

                           PAIRGAIN TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                         -----------------------------

          DELAWARE                                         33-0282809
(State or other jurisdiction of                          (IRS Employer
 incorporation or organization)                      Identification Number)

                              14402 FRANKLIN AVENUE
                            TUSTIN, CALIFORNIA 92780
               (Address of principal executive offices) (zip code)

                         -----------------------------

                           PAIRGAIN TECHNOLOGIES, INC.
                      1993 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the plan)

                         -----------------------------

                               Charles S. Strauch
                      Chairman and Chief Executive Officer
                           PAIRGAIN TECHNOLOGIES, INC.
                              14402 Franklin Avenue
                            Tustin, California 92780
                                 (714) 832-9922
 (Name, address and telephone number, including area code, of agent for service)

                         -----------------------------

==============================================================================================================
                                                           Proposed          Proposed
                                                            maximum           maximum
       Title of securities to be         Amount to be    offering price       aggregate          Aggregate
              registered                 registered(1)    per share(2)    offering price(2)      filing fee
--------------------------------------   -------------- ---------------- ------------------ ------------------
1993 Stock Option/Stock Issuance Plan
-------------------------------------

    Common Stock, $.0005 par value      1,500,000 shares    $13.875          $20,812,500          $6,139.69

==============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1993 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on July 27, 1998, as reported by the Nasdaq Stock Market(SM).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference
        ---------------------------------------

        PairGain Technologies, Inc., a Delaware corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents which were previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") on March 30, 1998, as amended on Form 10-K/A filed on April 21, 1998;

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed with the SEC on May 13, 1998; and

        (c) The Registrant's Registration Statement No. 0-22202 on Form 8-A filed with the SEC on August 6, 1993 pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities
        -------------------------

        Not applicable.

ITEM 5. Interests of Named Experts and Counsel
        --------------------------------------

        Not applicable.

ITEM 6. Indemnification of Directors and Officers
        -----------------------------------------

        Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by law and require the Registrant to advance litigation expenses upon receipt by the Registrant of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute or any provision of any Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

        The Registrant's Restated Certificate of Incorporation provides that, pursuant to Delaware Law, its directors shall not be liable for monetary damages for breach of their fiduciary duty of care to the Registrant and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware Law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

        In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers beyond the indemnification provided for in the Restated Certificate of Incorporation and Bylaws. These agreements will, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant, or as a director or officer of any other company or enterprise to which the person provides services at the request of the Registrant.

ITEM 7. Exemption from Registration Claimed
        -----------------------------------

        Not Applicable.

ITEM 8. Exhibits
        --------

Exhibit
  No.                                    Exhibit
-------     ----------------------------------------------------------------------
   4        Instruments Defining Rights of Stockholders. Reference is made to
            Registrant's Registration Statement No. 0-22202 on Form 8-A,
            including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c).
   5        Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1     Independent Auditors' Consent - Deloitte & Touche LLP.
   23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24       Power of Attorney. Reference is made to page II-4 of this Registration
            Statement.
   99.1     1993 Stock Option/Stock Issuance Plan (Amended and Restated
            as of April 14, 1998).
   99.2*    Form of Notice of Grant.
   99.3*    Form of Stock Option Agreement.
   99.4*    Addendum to Stock Option Agreement - Change in Control.
   99.5*    Addendum to Stock Option Agreement - Financial Assistance.
   99.6*    Addendum to Stock Option Agreement - Special Tax Election.
   99.7*    Addendum to Stock Option Agreement - Limited Stock Appreciation Rights.
   99.8*    Form of Stock Issuance Agreement.

* Exhibits 99.2 through 99.8 are incorporated herein by reference to Exhibits
  99.2 through 99.8, respectively, to Registrant's Registration Statement No. 33-96080 on Form S-8 filed with the SEC on August 21, 1995.


ITEM 9. Undertakings
        ------------

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration

Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1993 Stock Option/Stock Issuance Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on July 28, 1998.

                                        PAIRGAIN TECHNOLOGIES, INC.


                                        By: /s/ Charles S. Strauch
                                            ------------------------------------
                                            Charles S. Strauch, Chairman,
                                            Chief Executive Officer and Director



                                POWER OF ATTORNEY
                                -----------------

KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned officers and directors of PairGain Technologies, Inc., a Delaware corporation, do hereby constitute and appoint Charles S. Strauch and Howard S. Flagg, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or to amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        SIGNATURE                             TITLE                             DATE
--------------------------- ------------------------------------------- ----------------------

/s/ Charles S. Strauch      Chairman, Chief Executive Officer               July 28, 1998
--------------------------- and Director (Principal Executive Officer)
Charles S. Strauch


/s/ Charles W. McBrayer     Senior Vice President, Finance and              July 28, 1998
--------------------------- Administration, Chief Financial Officer
Charles W. McBrayer         and Secretary (Principal Financial Officer)


/s/ Robert R. Price         Vice President and Corporate Controller         July 28, 1998
--------------------------- (Principal Accounting Officer)
Robert R. Price

/s/ Howard S. Flagg         President and Director                          July 28, 1998
---------------------------
Howard S. Flagg


/s/ Benedict A. Itri        Executive Vice President,                       July 28, 1998
--------------------------- Chief Technical Officer and Director
Benedict A. Itri


/s/ Howard G. Bubb          Director                                        July 28, 1998
---------------------------
Howard G. Bubb


/s/ Robert C. Hawk          Director                                        July 28, 1998
---------------------------
Robert C. Hawk


/s/ Robert C. Hoff          Director                                        July 28, 1998
---------------------------
Robert C. Hoff


/s/ B. Allen Lay            Director                                        July 28, 1998
---------------------------
B. Allen Lay

                                  EXHIBIT INDEX
                                  -------------


Exhibit
  No.                                    Exhibit
-------     ----------------------------------------------------------------------
   4        Instruments Defining Rights of Stockholders. Reference is made to
            Registrant's Registration Statement No. 0-22202 on Form 8-A,
            including the exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c).
   5        Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1     Independent Auditors' Consent - Deloitte & Touche LLP.
   23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24       Power of Attorney. Reference is made to page II-4 of this Registration
            Statement.
   99.1     1993 Stock Option/Stock Issuance Plan (Amended and Restated
            as of April 14, 1998).
   99.2*    Form of Notice of Grant.
   99.3*    Form of Stock Option Agreement.
   99.4*    Addendum to Stock Option Agreement - Change in Control.
   99.5*    Addendum to Stock Option Agreement - Financial Assistance.
   99.6*    Addendum to Stock Option Agreement - Special Tax Election.
   99.7*    Addendum to Stock Option Agreement - Limited Stock Appreciation Rights.
   99.8*    Form of Stock Issuance Agreement.

* Exhibits 99.2 through 99.8 are incorporated herein by reference to Exhibits
  99.2 through 99.8, respectively, to Registrant's Registration Statement No. 33-96080 on Form S-8 filed with the SEC on August 21, 1995.